EXHIBIT 99.1

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information is based on the historical financial statements of Genius Products, Inc. and its subsidiaries (“Genius”), adjusted to give effect to the following transaction:

(1) Genius’ sale to Klaus Moeller of certain rights, title, interests and obligations of specific assets.

On December 31, 2005, Genius entered into an asset purchase agreement with Klaus Moeller. Klaus Moeller agreed to pay Genius $3,000,000 for the rights, title, interests and obligations of its Baby Genius, Kid Genius, Little Tikes and Wee Worship assets.

The Unaudited Pro Forma Consolidated statement of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 give effect to the above transaction as if it had occurred as of January 1, 2004. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2005 gives effect to the transaction as if it had been completed as of September 30, 2005. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

The pro forma financial information does not purport to represent what the Genius results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project Genius’ results of operations or financial condition for any future date or period. The pro forma financial information should be read in conjunction with consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Genius’ most recent annual report on Form 10-K and quarterly report on Form 10-Q.

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

	Historical	Pro Forma Adjustments for Sale		Pro Forma
Revenues:
Video and DVD	$15,967,711	$(359,883)[1]		$15,607,828
Theatrical	—	—		—
Audio	2,946,237	(1,612,829	) [1]	1,333,408
Royalties, licensing, distribution and other	420,299	338,123	[2]	758,422

Gross revenues	19,334,247	(1,634,589)		17,699,658
Sales returns, discounts and allowances	(2,704,315)	282,098[1]		(2,422,217)

Net revenues	16,629,932	(1,352,491)		15,277,441
Costs and expenses
Cost of revenues:
Video and DVD	11,722,315	(226,366)[1]		11,495,949
Theatrical	—	—		—
Audio	1,235,851	(724,995)[1]		510,856
Amortization of production masters and film library	681,404	(127,268)[1]		554,136
Warehouse expense and other	253,864	(26,478)[3]		227,386

Total cost of revenues	13,893,434	(1,105,107)		12,788,327

Gross profit	2,736,498	(247,384)		2,489,114
Operating expenses:
Product development	956,521	(99,764)[3]		856,757
Sales and marketing	2,166,785	(225,994)[3]		1,940,791
General and administrative	5,107,547	(532,714)[3]		4,574,833
Restructuring	—	—		—

Total operating expenses	8,230,853	(858,472)		7,372,381

Loss from operations	(5,494,355)	611,088		(4,883,267)
Interest expense and other, net	(551,013)	—		(551,013)

Loss before provision for income tax	(6,045,368)	611,088		(5,434,280)
Provision for income tax	800	—		800

Net loss	$(6,046,168)	$611,088		$(5,435,080)

Basic and diluted net loss per share	$(0.25)	$0.03		$(0.23)

Basic and diluted weighted average shares	23,826,584	23,826,584		23,826,584

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2005

	Historical	Pro Forma Adjustments for Sale	Pro Forma
Revenues:
Video and DVD	$13,301,381	$(2,260,858)[1]	$11,040,523
Theatrical	1,176,975	—	1,176,975
Audio	3,381,426	(1,950,882)[1]	1,430,544
Royalties, licensing, distribution and other	460,392	663,770[2]	1,124,162

Gross revenues	18,320,174	(3,547,970)	14,772,204
Sales returns, discounts and allowances	(3,536,195)	892,889[1]	(2,643,306)

Net revenues	14,783,979	(2,655,081)	12,128,898
Costs and expenses
Cost of revenues:
Video and DVD	7,919,497	(641,787)[1]	7,277,710
Theatrical	1,687,650	—	1,687,650
Audio	2,117,010	(811,403)[1]	1,305,607
Amortization of production masters and film library	1,667,207	(95,451)[1]	1,571,756
Warehouse expense and other	109,655	(27,683)[3]	81,972

Total cost of revenues	13,501,019	(1,576,324)	11,924,695

Gross profit	1,282,960	(1,078,757)	204,203
Operating expenses:
Product development	720,975	(182,017)[3]	538,958
Sales and marketing	1,687,062	(425,916)[3]	1,261,146
General and administrative	6,579,977	(1,661,180)[3]	4,918,797
Restructuring	2,745,422	—	2,745,422

Total operating expenses	11,733,436	(2,269,113)	9,464,323

Loss from operations	(10,450,476)	1,190,356	(9,260,120)
Interest expense and other, net	(158,763)	—	(158,763)

Loss before provision for income tax	(10,609,239)	1,190,356	(9,418,883)
Provision for income tax	17,150	—	17,150

Net loss	$(10,626,389)	$1,190,356	$(9,436,033)

Basic and diluted net loss per share	$(0.28)	$0.03	$(0.25)

Basic and diluted weighted average shares	37,767,552	37,767,552	37,767,552

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2005

	Historical	Pro Forma Adjustments for Sale	Pro Forma
ASSETS
Current assets:
Cash and equivalents	$331,313	$3,000,000[4]	$3,331,313
Accounts receivable, net	5,649,464	— [6]	5,649,464
Inventories, net	5,103,105	— [6]	5,103,105
Prepaid royalties	1,755,023	(31,514)[5]	1,723,509
Prepaid expenses	713,318		713,318

Total current assets	13,552,223	2,968,486	16,520,709
Property and equipment, net	301,226		301,226
Production masters, net	3,615,641	(120,905)[5]	3,494,736
Film library, net	16,270,146		16,270,146
Goodwill	12,361,258		12,361,258
Deposits and other	574,338		574,338

Total assets	$46,674,832	$2,847,581	$49,522,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,583,594		$8,583,594
Notes payable	4,000,000		4,000,000
Accrued expenses	3,235,852		3,235,852
Customer deposits	184,767		184,767
Debentures payable	50,750		50,750
Redeemable common stock	409,646		409,646

Total current liabilities	16,464,609	—	16,464,609
Stockholders’ equity
Preferred stock	—		—
Common stock	4,287		4,287
Committed common stock	1,490,683		1,490,683
Additional paid-in capital	60,919,003		60,919,003
Accumulated deficit	(32,203,750)	2,847,581[7]	(29,356,169)

Total stockholders’ equity	30,210,223	2,847,581	33,057,804

Total liabilities and stockholders’ equity	$46,674,832	$2,847,581	$49,522,413

Notes to Unaudited Pro Forma Consolidated Financial Statements

(1)	The pro forma effect on operating results for each period reflect the reduction in video and audio revenues and related cost of sales, in addition to a reduction in certain operating expenses.

(2)	Represents the 20% distribution fee on Net Sales for the sold properties.

(3)	Reflects an allocation of the respective period expense based on Net Sales for the sold properties.

(4)	Reflects an increase in cash from the sale proceeds.

(5)	Reflects the removal of assets sold.

(6)	Inventory and receivables for the sold assets at the time of the agreement remain the property of Genius.

(7)	Reflects the estimated pro forma gain on sale of assets to be recorded on the installment method.